SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on August 8, 2012, the Chief Financial Officer of BioZone Pharmaceuticals, Inc. (the “Company”), Elliot Maza, concluded that the previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q (“Quarterly Report”) for the period ended March 31, 2011 should no longer be relied upon because of an error in the Quarterly Report and that those financial statements would be restated to make the necessary accounting adjustments.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 8, 2012, the Company’s Chief Financial Officer concluded that the previously issued financial statements contained in the Company’s Quarterly Report should no longer be relied upon because of an error in the Quarterly Report and that those financial statements would be restated to make the necessary accounting corrections. During the Company’s review of the interim financial statements for the three and six months ended June 30, 2012, the Company determined that the financial statements filed for the three month period end March 31, 2012 (the “Financial Statements”) contained a misstatement pertaining to the expenses incurred by the Company, determining that certain expenses should be recharacterized and shown in a new line item for selling expenses to be added to the Financial Statements and that the Financial Statements contained a misstatement pertaining to the accounting for issuances of certain convertible promissory notes of the Company.

The Company’s Chief Financial Officer, along with the Company’s controller, discussed with Paritz and Company, P.A., the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

The Company will restate the Financial Statements to correct the errors noted above and file an amendment to the Quarterly Report with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: August 13, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer